Exhibit 99.2

News Release

AMERIS BANCORP CLOSES $110 MILLION SUBORDINATED NOTES OFFERING

ATLANTA, Ga., September 28, 2020 / PRNewswire / -- Ameris Bancorp (Nasdaq: ABCB), the parent holding company of Ameris Bank, announced today the closing of its underwritten public offering of $110 million aggregate principal amount of its 3.875% fixed-to-floating rate subordinated notes due 2030 (the “Notes”). The Notes will initially bear a fixed interest rate of 3.875% per year. Commencing on October 1, 2025, the interest rate on the Notes will be a floating per annum rate equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) (each as defined in the subordinated debt indenture and the supplement thereto under which the Notes were issued) plus 375.3 basis points, payable quarterly in arrears.

Ameris Bancorp expects to use the net proceeds of this offering for general corporate purposes.

Keefe, Bruyette & Woods, A Stifel Company, and Piper Sandler & Co. acted as joint book-running managers for the offering.

The offering of Notes was registered under the Securities Act of 1933, as amended, and issued under an effective shelf registration statement (File No. 333-248945) filed by Ameris Bancorp with the Securities and Exchange Commission (the “SEC”). The offer and sale of the Notes was made only by means of a prospectus supplement and accompanying prospectus related to the offering. You may access these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, Ameris Bancorp, the underwriters or any dealer participating in the offering will arrange to send you the prospectus supplement and the accompanying prospectus if you request it by calling Keefe, Bruyette & Woods, A Stifel Company, at (800) 966-1559 or e-mailing USCapitalMarkets@kbw.com or by calling Piper Sandler & Co. at (866) 805-4128 or emailing fsg-dcm@psc.com.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer or sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

About Ameris Bancorp

Ameris Bancorp is a bank holding company headquartered in Atlanta, Georgia. Ameris Bancorp's banking subsidiary, Ameris Bank, has 170 locations in Georgia, Alabama, Florida and South Carolina.

Ameris Bancorp’s common stock trades on the Nasdaq Global Select Market under the symbol “ABCB.”

Forward-Looking Statements

Certain statements contained in this news release that are not statements of historical fact constitute “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements reflect Ameris Bancorp’s current views with respect to, among other things, future events and Ameris Bancorp’s future financial performance. Such statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “aim,” “anticipate,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “is anticipated,” “is estimated,” “is expected,” “is intended,” “objective,” “plan,” “projected,” “projection,” “will affect,” “will be,” “will continue,” “will decrease,” “will grow,” “will impact,” “will increase,” “will incur,” “will reduce,” “will remain,” “will result,” “would be,” variations of such words or phrases (including where the word “could,” “may” or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Ameris Bancorp’s actual results may differ materially from those contemplated by the forward looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Many possible events or factors could affect Ameris Bancorp’s future financial results and performance and could cause those results or performance to differ materially from those expressed in the forward-looking statements. These possible events or factors include, but are not limited to: (i) the risks of any acquisitions, mergers or divestitures which Ameris Bancorp may undertake in the future, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth, expense savings and/or other results from such transactions; (ii) the effects of future economic, business and market conditions and changes, including, without limitation, seasonality; (iii) legislative and regulatory changes, including, without limitation, changes in banking, securities and tax laws, regulations and policies and their application by Ameris Bancorp’s regulators; (iv) changes in accounting rules, practices and interpretations; (v) the risks of changes in interest rates on the levels, composition and costs of deposits, loan demand, and the values and liquidity of loan collateral, securities and interest-sensitive assets and liabilities; (vi) changes in borrower credit risks and payment behaviors; (vii) changes in the availability and cost of credit and capital in the financial markets; (viii) changes in the prices, values and sales volumes of residential and commercial real estate; (ix) the effects of concentrations in Ameris Bancorp’s loan portfolio; (x) Ameris Bancorp’s ability to resolve nonperforming assets; (xi) the failure of assumptions and estimates underlying the establishment of reserves for possible loan losses and other estimates and valuations; (xii) changes in technology or products that may be more difficult, more costly or less effective than anticipated; (xiii) uncertainty from the expected discontinuation of the London Inter-Bank Offered Rate (“LIBOR”), and the potential transition away from LIBOR toward a new interest rate benchmark; (xiv) Ameris Bancorp’s ability to successfully remediate the identified material weakness in Ameris Bancorp’s internal controls over financial reporting, and the potential adverse impact on Ameris Bancorp’s ability to prepare Ameris Bancorp’s consolidated financial statements in a timely and accurate manner if Ameris Bancorp’s remediation efforts are insufficient to address such weakness; (xv) the effects of war or other conflicts, acts of terrorism, hurricanes, floods, tornados or other catastrophic events, including, without limitation, the novel coronavirus (“COVID-19”), that may affect economic conditions; and (xvi) adverse effects due to COVID-19 on Ameris Bancorp, including Ameris Bancorp’s business, financial position, liquidity and results of operations, and on Ameris Bancorp’s customers, employees and business partners.

For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to Ameris Bancorp’s filings with the SEC, including Ameris Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2019, as amended, and its subsequently filed periodic reports and other filings. Forward-looking statements speak only as of the date they are made, and Ameris Bancorp undertakes no obligation to update or revise forward-looking statements.

For more information contact:

Nicole S. Stokes

Chief Financial Officer

(404) 240-1514